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                                                                   Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2003, except for Notes 8 and 9, for which the date is March 14, 2003 relating to the financial statements which appear in Champion Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 27, 2003